UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 17, 2009

THE READER’S DIGEST ASSOCIATION, INC.
(Exact name of Registrant as Specified in Charter)

Delaware	001-10434	13-1726769
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Reader’s Digest Road Pleasantville, New York 10570
(Address of Principal Executive Offices) (Zip Code)

(914) 238-1000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement.

On August 17, 2009, The Reader’s Digest Association, Inc. (the “Company”) announced that it had reached an agreement in principle (the “Agreement in Principle”) with holders of approximately 60% of the Company’s outstanding secured debt on the terms of a financial restructuring, evidenced by a Restructuring Support Agreement between the Company’s parent RDA Holding Co., the Company and certain of its Subsidiaries, the lenders party thereto (the “Consenting Lenders”) and certain of the shareholders of RDA Holding Co. (the “Restructuring Support Agreement”).  Pursuant to the Restructuring Support Agreement, the Consenting Lenders agree to support a proposed plan of reorganization (the “Plan of Reorganization”) for the Company , which will be implemented pursuant to a pre-arranged filing (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Code”) by the Company and its U.S. subsidiaries (the “Debtors”).  In an effort to achieve additional support for the proposed restructuring plan from its lenders and other stakeholders, the Company is using the 30-day grace period applicable to the interest coupon due today on its 9% Senior Subordinated Notes due 2017.  However, no assurance can be given as to the level of additional support for the Plan of Reorganization the Company ultimately will be able to obtain.

The following is a summary of certain material terms of the Plan of Reorganization Term Sheet (the “Term Sheet”) reflecting the Agreement in Principle.  This summary does not include a description of all of the terms, conditions and other provisions of the Term Sheet or that would be contained in the Plan of Reorganization and the related definitive documentation governing the Plan of Reorganization, and is qualified, in all respects, by the provisions of the Term Sheet, which is attached as an exhibit to the Restructuring Support Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

General.  The proposed Plan of Reorganization provides for a restructuring of approximately $2.2 billion in total debt, including approximately $1.6 billion of senior secured indebtedness outstanding under the Credit Agreement dated as of March 2, 2007 (the “Credit Agreement”), among the Company, Doctor Acquisition Co., RDA Holding Co., the Overseas Borrowers from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent (“JPMorgan”), each lender from time to time party thereto (the “Lenders”), Citicorp North America, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Co-Syndication Agents, and The Royal Bank of Scotland Plc, as Documentation Agent.  On account of the $1.6 billion of senior secured debt, lenders would receive their pro rata share of (i) a restated and amended first priority Euro term loan facility (equivalent to US$100 million) in favor of certain of the Company’s German Subsidiaries (the “Euro Term Loan”), (ii) a $300 million second priority U.S. term loan and (iii) 100% of the new common stock of the reorganized Company (subject to dilution by (A) an “equity buy-in option” for holders of the Company’s 9% Senior Subordinated Notes due 2017 (the “Notes”) to purchase up to $50-100 million of the new common stock for no more than 10-20% of the ownership interest of the Company, and (B) a reserve of 7.5% for equity grants to management and the new board of directors; no more than 2.5% of which will be in the form of straight stock grants.)

Debtor-in-Possession Financing / Exit Facility.  The Company has received a commitment from a syndicate of its prepetition secured lenders, led by JPMorgan, for up to $150 million in new money debtor-in-possession financing (the “DIP Facility”), consisting of a multiple-draw term loan that matures on the nine-month anniversary of the closing date thereof (the “Closing Date”), but may be extended, at the Company’s option, for an additional three-month period.  The proceeds of the DIP Facility will be used for working capital and other general corporate needs of the Debtors and their subsidiaries, including foreign subsidiaries, and the payment of fees and expenses, subject to the satisfaction of certain customary conditions and covenants.  Subject to certain conditions, the $150 million DIP Facility is convertible into a first-priority U.S. term loan exit facility (the “Exit Facility”) in an aggregate principal amount equal to the principal amount of the term loans outstanding under the DIP Facility at the time of conversion.  The conversion feature is available upon the Debtors’ emergence from their Chapter 11 Cases, subject to the satisfaction of various conditions, including, without limitation, the approval by the applicable bankruptcy court of a plan of reorganization that is consistent in all material respects with the Plan of Reorganization provided for in the Restructuring Support Agreement (any such plan, an “Acceptable Plan”) and that the Debtors are not then in default under the terms of the DIP Facility.  The scheduled maturity date is (i) three years after the effective date of an Acceptable Plan (the “Effective Date”) for the first-priority U.S. term loan, (ii) March 2, 2014 for the first priority German term loan, and (iii) a date not earlier than the later maturity of the first-priority U.S. term loan and the first priority German term loan, for the second priority U.S. term loan.

Restructuring of the Capital Structure.  The restructuring transactions contemplated by the Agreement in Principle would substantially reduce the Company’s debt from approximately $2.2 billion to $550 million, resulting in a pro forma capital structure as follows:

•	up to a $150 million first priority U.S. term loan Exit Facility;

•	a $300 million second priority U.S. term loan;

•	approximately USD$100 million current Euro Term Loan; and

•	a single class of common stock.

Certain Claims and Interests.

•
Unsecured Operations Claims.  Under an Acceptable Plan, general unsecured claims relating to operations of certain of the Debtors, subject to certain exceptions, would be paid in full in cash, or otherwise be unimpaired.

•	Other General Unsecured Claims. Distributions available to other general unsecured claims under an Acceptable Plan are to be determined.

•	Existing Notes. Existing holders of the Notes would not receive any distribution under an Acceptable Plan, but would be entitled to participate in the equity buy-in option described above.

•
Equity Claims.  Equity holders of RDA Holding Co., the Company’s parent company, including holders of its common stock and options, would have no recovery under an Acceptable Plan.  The Company would continue to hold all equity interests in its subsidiaries that it held prior to the filing of the Chapter 11 Cases.

Management Equity Plan and Employee Matters.  Under an Acceptable Plan, the Company would implement an equity plan that would provide for the issuance up to 7.5% of the new common stock of the Company to management and members of the new Board of Directors, no more than 2.5% of which will be in the form of direct stock grants.  Consenting Lenders have also agreed to the terms of certain cash based management incentive plans, and to provide support for a retention plan for lower level employees during the restructuring process.

Board of Directors.  The Company’s board of directors following the Effective Date would be comprised of a number of directors to be agreed.  Prepetition secured lenders would identify directors with the assistance of a nationally recognized executive search firm, and would initially designate the new board members upon consultation with the CEO.  It is expected that current independent directors may be requested to continue to serve on the Company’s board.

No assurances can be given that the Company will file an Acceptable Plan or that an Acceptable Plan will be confirmed by the bankruptcy court on the terms described above or at all.  The Company’s legal counsel in connection with the financial restructuring is Kirkland & Ellis LLP; its financial advisor and investment banker is Miller Buckfire & Co.; and its restructuring advisor is  Alix Partners LLP.

The Company also entered into a Waiver and Amendment, dated as of August 17, 2009 (the “Waiver and Amendment”) to the Credit Agreement, pursuant to which, among other things, the Lenders agree to modify the Credit Agreement to prevent the Euro Term Loan from coming due upon commencement of the Chapter 11 Cases.  The Waiver and Amendment contains certain covenants and requirements and is subject to termination upon the Company’s breach of such covenants and requirements.  A copy of the Waiver and Amendment is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 3.03               Material Modification to Rights of Security Holders.

The information provided in Item 1.01 of this Current Report on Form 8-K with respect to the Waiver and Amendment is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 16, 2009, Timothy Collins, Harvey Golub and Harris Williams resigned as directors of the Company.  Andrew Knight and Andrew Lack also resigned as directors of the Company.  None of these resignations was a result of a disagreement with management.

In connection with the Plan of Reorganization, the Company also entered into letter agreements with each of Mary Berner, the Company’s Chief Executive Officer, and Tom Williams, the Company’s Chief Financial Officer, to change, among other things, base salaries payable to each of them, respectively, during the restructuring process, and the timing of payment and the amount of severance payable to them in certain circumstances.

The letter agreement with Ms. Berner (the “Berner Letter”) provides that she will receive cash compensation from the Company equal to $125,000 per month, for so long as she remains employed with the Company during the Company’s Chapter 11 Cases.  Under the Berner Letter, if Ms. Berner is not offered continued employment following the Effective Date, then, subject to certain conditions, she will receive from the Company, in lieu of any other severance payments that may otherwise be due to her, a one-time cash severance payment in the amount of $2.2 million (plus any accrued but unpaid salary, vacation pay or unreimbursed business expenses).  A copy of the Berner Letter is attached hereto as Exhibit 10.3 and incorporated by reference herein, and the forgoing summary is qualified in its entirely by the full terms set forth in the Berner Letter.

The letter agreement with Mr. Williams (the “Williams Letter”) provides that he will receive cash compensation from the Company equal to $68,200 per month, for so long as he remains employed with the Company during the Company’s Chapter 11 Cases.  Under the Williams Letter, if Mr. Williams is not offered continued employment following the Effective Date, then, subject to certain conditions, he will receive from the Company, in lieu of any other severance payments that may otherwise be due to him, a one-time cash severance payment in the amount of $1.2 million (plus any accrued but unpaid salary, vacation pay or unreimbursed business expenses).  A copy of the William Letter is attached hereto as Exhibit 10.4 and incorporated by reference herein, and the forgoing summary is qualified in its entirely by the full terms set forth in the Williams Letter.

Item 7.01               Regulation FD Disclosure.

The Company did not make the scheduled interest payment of approximately $27 million due on August 17, 2009 on its Notes.  If such interest payment is not made within the 30-day grace period provided by the governing indenture, an event of default would occur under the indenture governing the Notes, permitting the noteholders to declare the full amount of the Notes immediately due and payable.

The Company is using this 30-day grace period to continue discussions with its lender group and other stakeholders regarding the terms of final documentation and to gain additional support for the Plan of Reorganization.  Use of the 30-day grace period does not constitute a default that permits acceleration of the Notes or any other indebtedness.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.                                Description

10.1
Restructuring Support Agreement dated as of August 17, 2009, by and among RDA Holding Co., The Reader’s Digest Association, Inc., and certain of the Company’s subsidiaries, the lenders party thereto, and the shareholders of RDA Holding Co. party thereto.

10.2
Waiver and Amendment, dated as of August 17, 2009, by and among RDA Holding Co., The Reader’s Digest Association, Inc., the Overseas Borrowers from time to time party thereto, including RD German Holdings GmbH, each lender from time to time party thereto, JP Morgan Chase Bank, N.S., as Administrative Agent, and the other agents parties thereto.

10.3	Letter Agreement dated August 17, 2009, by and among Mary Berner, The Reader’s Digest Association, Inc., and JP Morgan Chase Bank, N.A., as Administrative Agent.

10.4	Letter Agreement dated August 17, 2009, by and among Tom Williams, The Reader’s Digest Association, Inc., and JP Morgan Chase Bank, N.A., as Administrative Agent.

Cautionary Statement Regarding Forward-Looking Statements:

This Current Report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations.  Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation, the factors described under “Risk Factors” from time to time in our filings with the Securities and Exchange Commission (“SEC”).  Many of the forward-looking statements contained in this Current Report may be identified by the use of forward-looking words such as “believe,” “expect,” “anticipate,” “should,” “plans,” “will,” “may,” “intend,” “estimated,” “aim,” “on track,” “target,” “opportunity” and “potential,” among others.  Important factors that could cause actual results to differ materially from the forward-looking statements we make in this Current Report are set forth in other reports or documents that we file from time to time with the SEC, including our quarterly reports on Form 10-Q filed in 2009 and our most recent annual report on Form 10-K and include, but are not limited to:

•
the outcome of our discussions with our bondholders and the completion of our announced restructuring including the outcome and impact on our business of any resulting proceedings under Chapter 11 of the Bankruptcy Code;

•
the availability and access, in general, of funds to meet interest payment obligations under our debt and to fund our operations and necessary capital expenditures, either through cash on hand, cash flows from operating activities, further borrowings or other sources and, in particular, our ability to fund debt obligations (by dividend, investment or otherwise) to the applicable obligor of such debt;

•
our ability to comply with all covenants in our indentures and credit facilities, any violation of which, if not cured in a timely manner, could trigger a default of our other obligations under cross-default provisions;

•
our ability to repay debt prior to or when it becomes due and/or successfully access the capital or credit markets to refinance that debt through new issuances, exchange offers or otherwise, including restructuring our balance sheet and leverage position, especially given recent volatility and disruption in the capital and credit markets;

•	our ability to sustain and grow revenues and cash flows from operating activities and to maintain and grow our customer base; and

•
general business conditions, economic uncertainty or downturn, including the recent volatility and disruption in the capital and credit markets and the significant downturn in the housing sector and overall economy.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no duty or obligation to update any of the forward-looking statements after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE READER'S DIGEST ASSOCIATION, INC.

By: /s/ Lisa M. Spivack
Lisa M. Spivack
Date: August 18, 2009	Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.                                Description

10.1
Restructuring Support Agreement dated as of August 17, 2009, by and among RDA Holding Co., The Reader’s Digest Association, Inc., and certain of the Company’s subsidiaries, the lenders party thereto, and the shareholders of RDA Holding Co. party thereto.

10.2
Waiver and Amendment, dated as of August 17, 2009, by and among RDA Holding Co., The Reader’s Digest Association, Inc., the Overseas Borrowers from time to time party thereto, including RD German Holdings GmbH, each lender from time to time party thereto, JP Morgan Chase Bank, N.S., as Administrative Agent, and the other agents parties thereto.

10.3	Letter Agreement dated August 17, 2009, by and among Mary Berner, The Reader’s Digest Association, Inc., and JP Morgan Chase Bank, N.A., as Administrative Agent.

10.4	Letter Agreement dated August 17, 2009, by and among Tom Williams, The Reader’s Digest Association, Inc., and JP Morgan Chase Bank, N.A., as Administrative Agent.